NEWS RELEASE

Coeur Reports First Quarter 2015 Results
Adjusted All-in Sustaining Costs Declined 8% to $17.66 per Silver Equivalent Ounce
Adjusted Costs Applicable to Sales of $13.71 per Silver Equivalent Ounce and $797 per Gold Ounce
Chicago, Illinois - May 4, 2015 - Coeur Mining, Inc. (the “Company” or “Coeur”) (NYSE: CDE) reported first quarter 2015 revenue of $153.0 million, adjusted EBITDA1 of $21.7 million, and adjusted net loss1 of $0.24 per share. Adjusted all-in sustaining costs declined 8% from the fourth quarter of 2014 to $17.66 per silver equivalent ounce1, the lowest level in the two years of reporting this metric. Adjusted costs applicable to sales per silver equivalent ounce1 of $13.71 declined 5% from the fourth quarter.
“We are off to a strong start in 2015, tracking at or below our annual cost guidance in the first quarter. Falling oil prices and a weakening Mexican peso bode well for further cost improvement, as fuel represents approximately 7% of our total operating costs and about 50% of Palmarejo's costs are denominated in pesos,” said Mitchell J. Krebs, Coeur's President and Chief Executive Officer. “In the past three months we closed two acquisitions, released a high-grade, high-margin, re-scoped mine plan for Kensington reflecting a significant new discovery, and announced a near-doubling in silver equivalent reserves at Palmarejo, reflecting higher grades from our Paramount acquisition and last year's discovery at Independencia. These are all important steps in our strategy to reduce unit costs, produce higher-quality ounces, and generate free cash flow at current metal prices. With $180 million in cash and cash equivalents, maintaining sufficient liquidity and a flexible balance sheet remains a top priority.”

First Quarter 2015 Highlights

•	Silver production was 3.8 million ounces and gold production was 69,734 ounces, or 8.0 million silver equivalent[1] ounces as previously announced on April 6, 2015

•	Adjusted all-in sustaining costs were $17.66 per silver equivalent ounce[1], down 8% from the fourth quarter

•	Adjusted costs applicable to sales per silver equivalent ounce[1] were $13.71, a 5% decrease from the fourth quarter and the lowest level in a year

•	Adjusted costs applicable to sales per gold ounce[1] at Kensington were $797, almost unchanged from the fourth quarter

•	Adjusted costs applicable to sales per silver equivalent ounce[1] at Palmarejo dropped 7% from the fourth quarter to $14.56

•	Adjusted costs applicable to sales per silver equivalent ounce[1] at Rochester were $12.95, down 6% from the fourth quarter

•	Acquired the Wharf gold mine from a subsidiary of Goldcorp for $103 million in cash

•	Cash, cash equivalents, and short-term investments were $179.6 million at March 31, 2015

•	Shares issued and outstanding were 136.0 million as of May 1, 2015
Full Year 2015 Outlook
Coeur is maintaining its 2015 production guidance of 14.8 - 16.0 million silver ounces and 294,000 - 323,000 gold ounces and is also maintaining its guidance for all-in sustaining costs per silver equivalent ounce1 of $17.50 - $18.50 and costs applicable to sales as follows:

•	$16.25 - $17.75 per silver equivalent ounce[1] at Palmarejo

•	$12.50 - $14.00 per silver equivalent ounce[1] at Rochester

•	$13.50 - $15.00 per silver equivalent ounce[1] at San Bartolomé

•	$900 - $975 per gold ounce at Kensington

•	$750 - $825 per gold equivalent ounce[1] at Wharf
To incorporate the acquisition of Paramount Gold and Silver Corp. which closed on April 17, 2015, Coeur is raising its capital expenditure guidance from $85 - $95 million to $95 - $105 million and its exploration guidance from $10 - $12 million to $13 - $16 million. General and administrative expense guidance is unchanged at $36 - $39 million.
Financial Highlights (Unaudited)

(Amounts in millions, except per share amounts, gold ounces produced & sold, and per-ounce metrics)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Revenue	$153.0	$140.6	$170.9	$164.6	$159.6
Costs Applicable to Sales	$115.1	$126.5	$125.9	$118.7	$106.9
General and Administrative Expenses	$8.8	$9.0	$8.5	$9.4	$13.9
Adjusted EBITDA[1]	$21.7	$7.8	$25.7	$32.9	$31.1
Net Income (Loss)	$(33.3)	$(1,079.1)	$3.5	$(43.1)	$(37.2)
Earnings Per Share	$(0.32)	$(10.53)	$0.03	$(0.42)	$(0.36)
Adjusted Net Income (Loss)[1]	$(24.4)	$(37.5)	$(18.5)	$(21.5)	$(18.8)
Adjusted Net Income (Loss)[1] Per Share	$(0.24)	$(0.37)	$(0.18)	$(0.21)	$(0.18)
Weighted Average Shares	102.6	102.4	102.6	102.4	102.4
Cash Flow From Operating Activities	$(4.0)	$0.7	$31.3	$30.5	$(9.6)
Capital Expenditures	$17.6	$20.1	$16.8	$15.4	$11.9
Cash, Equivalents & Short-Term Investments	$179.6	$270.9	$295.4	$316.8	$318.6
Total Debt[2]	$513.5	$468.5	$469.5	$480.1	$464.2
Average Realized Price Per Ounce - Silver	$16.77	$16.40	$19.46	$19.60	$20.28
Average Realized Price Per Ounce - Gold	$1,204	$1,186	$1,260	$1,277	$1,279
Silver Ounces Produced	3.8	4.3	4.3	4.5	4.1
Gold Ounces Produced	69,734	64,534	64,989	61,025	58,836
Silver Equivalent Ounces Produced[1]	8.0	8.3	8.2	8.1	7.6
Silver Ounces Sold	4.1	4.6	4.3	4.6	3.9
Gold Ounces Sold	68,420	52,785	69,541	57,751	62,578
Silver Equivalent Ounces Sold[1]	8.2	7.9	8.4	8.1	7.6
Adjusted Costs Applicable to Sales per AgEq Oz1	$13.71	$14.43	$14.19	$14.00	$13.09
Adj. Costs Applicable to Sales per Au Oz1 (Kensington)	$797	$792	$889	$821	$879
Adjusted All-in Sustaining Costs per AgEq Oz1	$17.66	$19.25	$18.27	$19.10	$18.52
Financial Results
First quarter 2015 revenue increased $12.4 million, or 9%, compared with the fourth quarter of 2014 to $153.0 million due to a 4% increase in silver equivalent ounces sold and slightly higher metal prices. Average realized silver and gold prices each increased 2% compared to the fourth quarter, at $16.77 per ounce for silver and $1,204 per ounce for gold. Silver contributed 45% of metal sales and gold contributed 55% during the first quarter.
General and administrative expenses decreased 2% from the fourth quarter to $8.8 million in the first quarter, and were down 37% compared to the first quarter of 2014. Capital expenditures of $17.6 million in the first quarter declined 12% compared to the fourth quarter.

Adjusted net loss1 was $24.4 million or $0.24 per share in the first quarter, improved from a loss of $37.5 million, or $0.37 per share, in the fourth quarter mainly due to lower unit operating costs. The first quarter adjusted net loss1 mainly excludes inventory adjustments to net realizable value, foreign exchange losses on deferred taxes, and fair value adjustments to royalty obligations and metal hedging contracts.
Cash flow used in operating activities was $4.0 million in the first quarter, which included a $14.4 million increase in working capital, mainly due to accrued interest, payroll, and other benefits. Inventory was nearly unchanged during the quarter, with inventory reductions at Kensington and Rochester mostly offset by a $6.7 million increase at Wharf, as no sales were recorded in the first quarter due to the shipping schedule at the mine.
Coeur entered into a short-term credit facility with The Bank of Nova Scotia for $50.0 million, which raised the total debt balance to $513.5 million as of March 31, 2015, including $437.5 million in senior unsecured notes due in 2021. Cash, cash equivalents, and short-term investments totaled $179.6 million at the end of the first quarter, yielding a net debt balance of $333.9 million.

Operations
Highlights of first quarter 2015 results for each of the Company's operating segments are provided below.
Palmarejo, Mexico

(Dollars in millions, except per ounce amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Underground Operations:
Tons mined	149,150	187,730	169,656	177,359	209,854
Average silver grade (oz/t)	4.34	4.49	4.88	6.15	5.95
Average gold grade (oz/t)	0.07	0.06	0.10	0.11	0.11
Surface Operations:
Tons mined	281,481	320,802	343,001	320,583	358,222
Average silver grade (oz/t)	3.79	2.90	3.09	3.72	3.50
Average gold grade (oz/t)	0.04	0.03	0.03	0.03	0.03
Processing:
Total tons milled	451,918	510,813	518,212	534,718	571,345
Average recovery rate – Ag	78.7%	80.2%	82.7%	75.6%	73.3%
Average recovery rate – Au	73.9%	78.7%	86.9%	78.9%	78.0%
Silver ounces produced (000's)	1,354	1,444	1,533	1,761	1,820
Gold ounces produced	15,495	15,237	22,514	23,706	25,216
Silver equivalent ounces produced[1] (000's)	2,284	2,359	2,883	3,183	3,333
Silver ounces sold (000's)	1,330	1,375	1,605	1,983	1,677
Gold ounces sold	13,793	16,255	23,600	25,753	26,422
Silver equivalent ounces sold[1] (000's)	2,158	2,350	3,021	3,528	3,262
Revenues	$39.4	$42.2	$61.4	$72.4	$68.0
Costs applicable to sales	$34.5	$48.1	$46.0	$49.6	$43.6
Adjusted costs applicable to sales per AgEq ounce[1]	$14.56	$15.70	$14.43	$13.48	$13.13
Exploration expense	$1.1	$1.5	$2.6	$1.6	$1.0
Cash flow from operating activities	$(0.2)	$(3.2)	$20.2	$27.4	$10.2
Sustaining capital expenditures	$3.1	$5.5	$1.9	$5.3	$3.7
Development capital expenditures	$6.1	$5.4	$4.0	$0.3	$—
Total capital expenditures	$9.2	$10.9	$5.9	$5.6	$3.7
Free cash flow (before royalties)	$(9.4)	$(14.1)	$14.3	$21.8	$6.5
Royalties paid	$10.4	$10.0	$11.4	$12.3	$14.7
Free cash flow[3]	$(19.8)	$(24.1)	$2.9	$9.5	$(8.2)

•	Adjusted costs applicable to sales per silver equivalent ounce[1] of $14.56 decreased 7% from the fourth quarter of 2014

•	Recovery rates for silver and gold declined in the first quarter due to test work completed in the processing plant during the quarter

•	Cash flow from operating activities of $(0.2) million included a $4.5 million increase in working capital

•	Palmarejo continues to transition to underground mining at the Guadalupe mine and the Independencia mine (beginning early 2016) while mining activities in the historic zones gradually decline

•	Open-pit operations are expected to end in the third quarter of 2015 and underground mining at the legacy zones is expected to end by January 2016

•
The acquisition of Paramount closed April 17, 2015. On April 27, 2015, Coeur announced an 89% increase in silver reserves and 76% increase in gold reserves at Palmarejo, mainly from the addition of certain Paramount assets. The increase contains an average silver reserve grade 31% higher than Palmarejo's reserves as of December 31, 2014

•
Palmarejo’s reserves now total 54.0 million silver ounces and 876,000 gold ounces. Compared to just fifteen months ago, silver reserves have increased 30% and gold reserves have increased 54%. Most importantly, the average silver reserve grade has increased 32% and the average gold reserve grade has increased 55%

•	In 2015, Palmarejo is expected to produce 3.9 - 4.3 million ounces of silver and 55,000 - 65,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $16.25 - $17.75
Rochester, Nevada

(Dollars in millions, except per ounce amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Ore tons placed	4,013,879	3,876,944	3,892,421	3,329,582	3,640,861
Average silver grade (oz/t)	0.74	0.60	0.51	0.58	0.59
Average gold grade (oz/t)	0.004	0.004	0.005	0.003	0.003
Silver ounces produced (000's)	1,144	1,170	1,156	1,112	750
Gold ounces produced	13,721	15,764	11,702	9,230	8,192
Silver equivalent ounces produced[1] (000's)	1,967	2,116	1,858	1,666	1,242
Silver ounces sold (000's)	1,351	1,154	1,067	1,006	695
Gold ounces sold	17,754	14,131	8,932	8,970	7,770
Silver equivalent ounces sold[1] (000's)	2,416	2,002	1,603	1,544	1,161
Revenues	$44.0	$36.0	$32.4	$31.2	$24.2
Costs applicable to sales	$31.4	$28.7	$23.7	$24.4	$14.7
Adjusted costs applicable to sales per silver equivalent ounce[1]	$12.95	$13.82	$14.78	$15.73	$12.63
Exploration expense	$0.7	$0.6	$0.1	$0.7	$1.2
Cash flow from operating activities	$16.4	$10.2	$8.2	$4.3	$(9.0)
Sustaining capital expenditures	$0.8	$2.7	$4.2	$4.0	$1.0
Development capital expenditures	$2.5	$—	$—	$—	$—
Total capital expenditures	$3.3	$2.7	$4.2	$4.0	$1.0
Free cash flow[3]	$13.1	$7.5	$4.0	$0.3	$(10.0)

•	First quarter adjusted costs applicable to sales per silver equivalent ounce[1] were $12.95, down 6% from the fourth quarter due to lower crushing and leaching costs

•	The average silver grade increased 23% compared to the fourth quarter and silver equivalent ounces sold increased 21%

•
Free cash flow[3] of $13.1 million in the first quarter was the highest since the fourth quarter of 2012, when realized silver and gold prices averaged $32.52 per ounce and $1,709 per ounce, respectively

•	Approval for POA 10 (expansion of Stage 4 leach pad and construction of new Stage 5 leach pad) is expected by early 2016

•	In 2015, Rochester is expected to produce 4.7 - 5.0 million ounces of silver and 55,000 - 65,000 ounces of gold at costs applicable to sales per silver equivalent ounce[1] of $12.50 - $14.00

Kensington, Alaska

(Dollars in millions, except per ounce amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Tons milled	147,969	167,417	145,097	163,749	159,697
Average gold grade (oz/t)	0.24	0.21	0.23	0.18	0.17
Average recovery rate	94.8%	94.2%	93.0%	94.5%	94.5%
Gold ounces produced	33,909	33,533	30,773	28,089	25,428
Gold ounces sold	36,873	22,399	37,009	23,028	28,386
Revenues	$44.0	$26.0	$45.9	$29.0	$36.1
Costs applicable to sales	$29.4	$18.9	$34.7	$23.2	$28.5
Adjusted costs applicable to sales per gold ounce[1]	$797	$792	$889	$821	$879
Exploration expense	$1.7	$2.8	$2.6	$1.6	$1.0
Cash flow from operating activities	$12.3	$(3.7)	$17.0	$(0.6)	$13.9
Sustaining capital expenditures	$4.1	$3.3	$3.6	$4.0	$4.7
Development capital expenditures	$—	$0.6	$—	$—	$—
Total capital expenditures	$4.1	$3.9	$3.6	$4.0	$4.7
Free cash flow[3]	$8.2	$(7.6)	$13.4	$(4.6)	$9.2

•	Free cash flow[3] at Kensington of $8.2 million increased from $(7.6) million in the fourth quarter of 2014 due to a 65% increase in gold ounces sold

•	A 14% increase in average gold grade enabled lower throughput in the first quarter, with adjusted costs applicable to sales per gold ounce[1] below $800 for the second consecutive quarter

•
Coeur released a re-scoped mine plan at Kensington on April 14, 2015, reflecting the impact of the recently discovered high-grade Jualin zone. Mining rates at Jualin are expected to peak in 2018-2019 when annual production at Kensington is expected to average approximately 143,000 ounces at costs applicable to sales per gold ounce of approximately $760. Recent drilling results suggest the potential to grow the resource at Jualin and extend the 2017 -2019 production profile

•	In 2015, Kensington is expected to produce 110,000 - 115,000 ounces of gold at costs applicable to sales per gold ounce of $900 - $975
San Bartolomé, Bolivia

(Dollars in millions, except per ounce amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Tons milled	406,951	454,135	471,938	437,975	385,375
Average silver grade (oz/t)	3.65	3.77	3.70	3.87	3.88
Average recovery rate	81.6%	88.0%	86.5%	87.5%	90.5%
Silver ounces produced (000's)	1,213	1,507	1,509	1,481	1,355
Silver ounces sold (000's)	1,290	1,987	1,438	1,494	1,357
Revenues	$21.5	$32.6	$28.4	$29.1	$27.6
Costs applicable to sales	$19.1	$29.6	$20.4	$20.7	$18.9
Adjusted costs applicable to sales per silver equivalent ounce[1]	$14.47	$14.38	$13.67	$13.85	$13.93
Exploration expense	$—	$—	$—	$0.1	$—
Cash flow from operating activities	$5.0	$2.3	$12.3	$18.9	$4.5
Sustaining capital expenditures	$0.9	$2.0	$2.8	$1.7	$1.4
Development capital expenditures	$—	$—	$—	$—	$—
Total capital expenditures	$0.9	$2.0	$2.8	$1.7	$1.4
Free cash flow[3]	$4.1	$0.3	$9.5	$17.2	$3.1

•
Maintenance downtime and heavy rain resulted in processing a greater proportion of stockpiled ore in the first quarter, which negatively impacted the grade and recovery rates. Despite this, adjusted costs applicable to sales per silver equivalent ounce[1] remained stable with the fourth quarter of 2014 at San Bartolomé

•	Free cash flow[1] of $4.1 million in the first quarter increased from $0.3 million in the fourth quarter of 2014 due to lower working capital

•	In 2015, San Bartolomé is expected to produce 5.8 - 6.1 million ounces of silver at costs applicable to sales per silver equivalent ounce[1] of $13.50 - $15.00
Wharf, South Dakota

(Dollars in millions, except per ounce amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Ore tons placed	415,996	—	—	—	—
Average gold grade (oz/t)	0.020	—	—	—	—
Gold ounces produced	6,609	—	—	—	—
Revenues	$—	—	—	—	—
Cash flow from operating activities	$(7.2)	—	—	—	—
Sustaining capital expenditures	$0.1	—	—	—	—
Development capital expenditures	$—	—	—	—	—
Total capital expenditures	$0.1	—	—	—	—
Free cash flow[3]	$(7.3)	—	—	—	—

•
There were no metal sales at Wharf from the February 20, 2015 transaction closing date through the end of the first quarter, as the mine has historically maintained a monthly shipping schedule. The first ore shipment after the transaction closed was in mid-March and the corresponding metal sale occurred in April. Going forward, Coeur expects to increase the frequency of ore shipments at Wharf to more closely align the timing of metal sales with production

•	In 2015, Wharf is expected to produce 74,000 - 78,000 ounces of gold at costs applicable to sales per gold equivalent ounce[1] of $750 - $825
Coeur Capital

(Dollars in millions, except per ounce amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Tons milled	185,299	214,180	199,757	185,538	193,219
Average silver grade (oz/t)	1.69	1.99	1.44	1.41	1.65
Average recovery rate	42.4%	44.9%	49.1%	42.4%	45.9%
Silver ounces produced (000's)	133	191	141	111	147
Silver ounces sold (000's)	118	192	141	106	147
Metal sales	$1.9	$2.7	$2.4	$2.0	$2.9
Royalty revenue	$1.5	$0.7	$0.6	$0.9	$1.0
Costs applicable to sales (Endeavor silver stream)	$0.6	$1.1	$1.1	$0.8	$1.2
Costs applicable to sales per silver equivalent ounce[1]	$5.37	$5.69	$7.71	$7.94	$8.05
Cash flow from operating activities	$2.2	$1.5	$2.4	$0.8	$1.8
Free cash flow[3]	$2.2	$1.5	$2.4	$0.8	$1.8

•	There are five cash-flowing royalties and streams, four non-cash-flowing royalties, and ten investments in junior mining companies held in Coeur Capital or its affiliates

•
Coeur Capital's largest source of cash flow is the silver stream on the Endeavor mine in New South Wales, Australia in which the Company owns 100% of the silver up to a total of 20.0 million payable ounces. At March 31, 2015, the Company has received 5.6 million ounces, or 28.0% of the total

Exploration
Costs associated with exploration activities for the first quarter of 2015 were $4.3 million (expensed) for discovery of new silver and gold mineralization and $4.0 million (capitalized) for definition and expansion of mineralized material. These amounts compare to exploration costs of $5.7 million expensed and $2.9 million capitalized in the fourth quarter of 2014. Coeur's exploration program used 10 drill rigs during the first quarter: 4 drills at Palmarejo, 4 at Kensington, and 2 at Rochester. This work resulted in completion of over 86,931 feet (26,496 meters) of combined core and reverse circulation drilling. Coeur announced high-grade drill results at Kensington on April 14, 2015 and at Palmarejo on April 28, 2015, demonstrating Coeur's continued success finding high-grade mineralization near existing infrastructure.
Exploration expenses are expected to total $13 - $16 million in 2015, with additional capital allocated to resource conversion. Coeur will continue to use a success-based approach to evaluate exploration needs on an ongoing basis.
2015 Outlook
Coeur's 2015 total production and cost guidance is shown below. Coeur is raising its guidance for capital expenditures to $95 - $105 million compared to prior guidance of $85 - $95 million as well as its guidance for exploration expenses to $13 - $16 million from $10 - $12 million for 2015. Prior guidance did not include development capital and exploration expenses related to the acquisition of Paramount Gold and Silver Corp.

2015 Production Outlook

(silver and silver equivalent ounces in thousands)	Silver	Gold	Silver Equivalent[1]
Palmarejo	3,900 - 4,300	55,000 - 65,000	7,200 - 8,200
San Bartolomé	5,800 - 6,100	—	5,800 - 6,100
Rochester	4,700 - 5,000	55,000 - 65,000	8,000 - 8,900
Endeavor	400 - 600	—	400 - 600
Kensington	—	110,000 - 115,000	6,600 - 6,900
Wharf	—	74,000 - 78,000	4,440 - 4,680
Total	14,800 - 16,000	294,000 - 323,000	32,440 - 35,380

2015 Cost Outlook

(dollars in millions, except per ounce amounts)	2015 Guidance	2014 Result
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Palmarejo	$16.25 - $17.75	$15.40
Costs Applicable to Sales per Silver Equivalent Ounce[1] - San Bartolomé	$13.50 - $15.00	$14.29
Costs Applicable to Sales per Silver Equivalent Ounce[1] - Rochester	$12.50 - $14.00	$14.49
Costs Applicable to Sales per Gold Ounce[1] - Kensington	$900 - 975	$951
Costs Applicable to Sales per Gold Equivalent Ounce[1] - Wharf	$750 - $825	N/A
Capital Expenditures	$95 - $105	$64
General and Administrative Expenses	$36 - $39	$41
Exploration Expense	$13 - $16	$22
All-in Sustaining Costs per Silver Equivalent Ounce[1]	$17.50 - $18.50	$19.72
Downside Price Protection
The Company's downside metal price protection program uses put spreads to protect a portion of expected future production against a sharp decrease in metal prices, while selling intra-quarter, out-of-the-money call options when appropriate to offset the net cost of the put spreads. Put spreads settled and calls sold during the first quarter of 2015 generated cash flow of $1.6 million. Put spreads for the second quarter of 2015 cover

900,000 ounces of expected silver production per month with strike prices of $17 per ounce on options purchased and $15.50 per ounce on options sold.
Conference Call Information
Coeur will conduct a conference call and webcast at www.coeur.com to discuss the Company's first quarter results on May 5, 2015 at 11:00 a.m. Eastern time.
Dial-In Numbers:    (888) 317-6016 (US)
(855) 669-9657 (Canada)
(412) 317-6016 (International)
Conference ID:    Coeur Mining, Inc.

A replay of the call will be available on Coeur's website through May 19, 2015.
Replay Numbers:    (877) 344-7529 (US)
(855) 669-9658 (Canada)
(412) 317-0088 (International)

Conference ID:    100 63 549

About Coeur
Coeur Mining is the largest U.S.-based silver producer and a significant gold producer with four precious metals mines in the Americas employing approximately 2,100 people. Coeur produces from its wholly owned operations: the Palmarejo silver-gold mine in Mexico, the San Bartolomé silver mine in Bolivia, the Rochester silver-gold mine in Nevada, the Kensington gold mine in Alaska, and the Wharf gold mine in South Dakota. The Company also has a non-operating interest in the Endeavor mine in Australia in addition to royalties on the Cerro Bayo mine in Chile, the El Gallo complex in Mexico, the Zaruma mine in Ecuador, and the Correnso mine in New Zealand. In addition, the Company has two silver-gold exploration projects - the La Preciosa project in Mexico and the Joaquin project in Argentina. The Company also conducts ongoing exploration activities in Alaska, Argentina, Bolivia, Mexico, and Nevada. The Company owns strategic investment positions in several silver and gold development companies with projects in North and South America.
Cautionary Statement
This news release contains forward-looking statements within the meaning of securities legislation in the United States and Canada, including statements regarding anticipated production, costs, capital expenditures, expenses, mining rates, grades, POA 10 approval at Rochester, open-pit and underground mining operations at Palmarejo, the re-scoped mine plan at Kensington, the timing of metal sales, and initiatives to achieve lower unit costs, higher quality ounces, generate free cash flow, maintain sufficient liquidity and a flexible balance sheet, and minimize exposure to declining metal prices. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause Coeur's actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include, among others, the risk that anticipated benefits of the Wharf and Paramount acquisitions are not realized, the risk that anticipated production and cost levels are not attained, the risks and hazards inherent in the mining business (including risks inherent in developing large-scale mining projects, environmental hazards, industrial accidents, weather or geologically related conditions), changes in the market prices of gold and silver and a sustained lower price environment, the uncertainties inherent in Coeur's production, exploratory and developmental activities, including risks relating to permitting and regulatory delays, ground conditions, grade variability, any future labor disputes or work stoppages (including those involving third parties), the uncertainties inherent in the estimation of gold and silver reserves and resources, changes that could result from Coeur's future acquisition of new mining properties or businesses, the absence of control over and reliance on third parties to operate mining operations in which Coeur or its subsidiaries hold royalty or streaming interests and risks related to these mining operations including results of mining and exploration activities, environmental, economic and political risks of the jurisdiction in which the mining operations are located, the loss of access to any third-party smelter to which Coeur markets silver and gold, the effects of environmental and other governmental regulations, the risks inherent in the ownership or operation of or investment in mining properties or businesses in foreign countries, Coeur's ability to raise additional financing necessary to conduct its business, make payments or refinance its debt, as well as other uncertainties and risk factors set out in filings made from time to time with the United States Securities and Exchange Commission, and the Canadian securities regulators, including, without limitation, Coeur's most recent reports on Form 10-K and Form 10-Q. Actual results, developments and timetables could vary significantly from the estimates presented. Readers are cautioned not to put undue reliance on forward-looking statements. Coeur disclaims any intent or obligation to update publicly such forward-looking statements, whether as a result of new information, future events or otherwise. Additionally, Coeur undertakes no obligation to comment on analyses, expectations or statements made by third parties in respect of Coeur, its financial or operating results or its securities.
W. David Tyler, Coeur's Vice President, Technical Services and a qualified person under Canadian National Instrument 43-101, supervised the preparation of the scientific and technical information concerning Coeur's mineral projects in this news release. For a description of the key assumptions, parameters and methods used to estimate mineral reserves and resources, as well as data verification procedures and a general discussion of the extent to which the estimates may be affected by any known environmental, permitting, legal, title, taxation, socio-political, marketing or other relevant factors, Canadian investors should refer to the Technical Reports for each of Coeur's properties as filed on SEDAR at www.sedar.com and the technical report for Palmarejo to be filed on www.sedar.com during the second quarter of 2015.
Non-U.S. GAAP Measures
We supplement the reporting of our financial information determined under United States generally accepted accounting principles (U.S. GAAP) with certain non-U.S. GAAP financial measures, including adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs. We believe that these adjusted measures provide meaningful information to assist management, investors and analysts in understanding our financial results and assessing our prospects for future performance. We believe these adjusted financial measures are important indicators of our recurring operations because they exclude items that may not be indicative of, or are unrelated to our core operating results, and provide a better baseline for analyzing trends in our underlying businesses. We believe adjusted EBITDA, adjusted net income (loss), costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), adjusted costs applicable to sales per silver equivalent ounce, all-in sustaining costs, and adjusted all-in sustaining costs are important measures in assessing the Company's overall financial performance.
Notes
1. Adjusted EBITDA, adjusted net income (loss), all-in sustaining costs, adjusted all-in sustaining costs, costs applicable to sales per silver equivalent ounce (or per gold equivalent ounce), and adjusted costs applicable to sales per silver equivalent ounce are non-GAAP measures. Please see tables in the Appendix for the reconciliation to U.S. GAAP. For purposes of silver and gold equivalence, 60:1 silver to gold ratio.
2. Includes capital leases. Net of debt discount.
3. Free cash flow is defined as cash flow from operating activities less capital expenditures and royalty payments.

For Additional Information:
Bridget Freas, Director, Investor Relations
(312) 489-5819
Donna Mirandola, Director, Corporate Communications
(312) 489-5842
www.coeur.com

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Comprehensive Income (Loss)

	Three months ended March 31,
	2015	2014
	In thousands, except share data
Revenue	$152,956	$159,633
COSTS AND EXPENSES
Costs applicable to sales	115,062	106,896
Amortization	33,090	40,459
General and administrative	8,834	13,896
Exploration	4,266	4,217
Pre-development, reclamation, and other	6,763	6,984
Total costs and expenses	168,015	172,452
OTHER INCOME (EXPENSE), NET
Fair value adjustments, net	(4,884)	(11,436)
Impairment of equity securities	(1,514)	(2,588)
Interest income and other, net	(997)	(1,983)
Interest expense, net of capitalized interest	(10,765)	(13,054)
Total other income (expense), net	(18,160)	(29,061)
Income (loss) before income and mining taxes	(33,219)	(41,880)
Income and mining tax (expense) benefit	(68)	4,689
NET INCOME (LOSS)	$(33,287)	$(37,191)
OTHER COMPREHENSIVE INCOME (LOSS), net of tax:
Unrealized gain (loss) on equity securities, net of tax of $578 and $(234) for the three months ended March 31, 2015 and 2014, respectively	(915)	371
Reclassification adjustments for impairment of equity securities, net of tax of $(586) and $(1,001) for the three months ended March 31, 2015 and 2014, respectively	928	1,587
Other comprehensive income (loss)	13	1,958
COMPREHENSIVE INCOME (LOSS)	$(33,274)	$(35,233)

NET INCOME (LOSS) PER SHARE
Basic	$(0.32)	$(0.36)

Diluted	$(0.32)	$(0.36)

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows

	Three months ended March 31,
	2015	2014
	In thousands
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)	$(33,287)	(37,191)
Adjustments:
Amortization	33,090	40,459
Accretion	3,150	4,560
Deferred income taxes	(2,184)	(11,781)
Loss on termination of revolving credit facility	—	3,035
Fair value adjustments, net	4,884	11,436
Stock-based compensation	2,150	2,565
Impairment of equity securities	1,514	2,588
Other	1,079	(817)
Changes in operating assets and liabilities:
Receivables	2,556	5,622
Prepaid expenses and other current assets	(1,327)	(8,109)
Inventory and ore on leach pads	684	(13,912)
Accounts payable and accrued liabilities	(16,281)	(8,082)
CASH USED IN OPERATING ACTIVITIES	(3,972)	(9,627)
CASH FLOWS FROM INVESTING ACTIVITIES:
Capital expenditures	(17,620)	(11,936)
Acquisitions, net of cash acquired	(102,018)	—
Other	(1,730)	(25)
Purchase of short-term investments and equity securities	(278)	(46,220)
Sales and maturities of short-term investments	229	90
CASH USED IN INVESTING ACTIVITIES	(121,417)	(58,091)
CASH FLOWS FROM FINANCING ACTIVITIES:
Issuance of notes and bank borrowings	53,500	153,000
Payments on long-term debt, capital leases, and associated costs	(8,594)	(4,111)
Gold production royalty payments	(10,368)	(14,683)
Other	(423)	(246)
CASH PROVIDED BY FINANCING ACTIVITIES	34,115	133,960
INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(91,274)	66,242
Cash and cash equivalents at beginning of period	270,861	206,690
Cash and cash equivalents at end of period	$179,587	$272,932

Coeur Mining, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets

	March 31, 2015 (Unaudited)	December 31, 2014
ASSETS	In thousands, except share data
CURRENT ASSETS
Cash and cash equivalents	$179,587	$270,861
Receivables	118,390	116,921
Inventory	115,337	114,931
Ore on leach pads	66,705	48,204
Deferred tax assets	7,255	7,364
Prepaid expenses and other	18,629	15,523
	505,903	573,804
NON-CURRENT ASSETS
Property, plant and equipment, net	254,892	227,911
Mining properties, net	572,842	501,192
Ore on leach pads	34,425	37,889
Restricted assets	9,039	7,037
Equity securities	4,488	5,982
Receivables	18,933	21,686
Deferred tax assets	63,735	60,151
Other	11,561	9,915
TOTAL ASSETS	$1,475,818	$1,445,567
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$45,387	$49,052
Accrued liabilities and other	40,568	51,513
Debt	65,719	17,498
Royalty obligations	44,442	43,678
Reclamation	3,888	3,871
Deferred tax liabilities	8,078	8,078
	208,082	173,690
NON-CURRENT LIABILITIES
Debt	447,779	451,048
Royalty obligations	21,219	27,651
Reclamation	85,899	66,943
Deferred tax liabilities	121,799	111,006
Other long-term liabilities	37,476	29,911
	714,172	686,559
STOCKHOLDERS’ EQUITY
Common stock, par value $0.01 per share; authorized 150,000,000 shares, issued and outstanding 103,299,223 at March 31, 2015 and 103,384,408 at December 31, 2014	1,033	1,034
Additional paid-in capital	2,791,216	2,789,695
Accumulated other comprehensive income (loss)	(2,795)	(2,808)
Accumulated deficit	(2,235,890)	(2,202,603)
	553,564	585,318
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$1,475,818	$1,445,567

Adjusted EBITDA Reconciliation

(Dollars in thousands except per share amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Net income (loss)	$(33,287)	$(1,079,038)	$3,466	$(43,121)	$(37,191)
Interest expense, net of capitalized interest	10,765	10,566	11,615	12,311	13,054
Interest income and other, net	997	(3,688)	213	4,083	(1,983)
Income tax provision (benefit)	68	(440,594)	(16,582)	2,621	(4,689)
Amortization	33,090	38,570	41,985	41,422	40,459
EBITDA	11,633	(1,474,184)	40,697	17,316	9,650
Fair value adjustments, net	4,884	(7,229)	(16,106)	8,281	11,436
Impairment of equity securities	1,514	1,979	1,092	934	2,588
Litigation settlements	—	—	—	—	—
Loss on revolver termination	—	—	—	—	3,035
Inventory adjustments	3,684	14,482	4,993	6,353	4,373
Write-downs	—	1,472,721	—	—	—
Adjusted EBITDA	$21,715	$7,769	$30,676	$32,884	$31,082

Adjusted Net Income (Loss) Reconciliation

(Dollars in thousands except per share amounts)	1Q 2015	4Q 2014	3Q 2014	2Q 2014	1Q 2014
Net income (loss)	$(33,287)	$(1,079,038)	$3,466	$(43,121)	$(37,191)
Fair value adjustments, net	4,339	(5,622)	(13,026)	6,498	7,827
Stock-based compensation	2,410	1,807	2,417	2,299	2,453
Impairment of equity securities	1,514	1,979	1,092	934	2,588
Accretion of royalty obligation	1,315	1,992	1,374	1,789	1,821
Write-downs	—	1,021,756	—	—	—
Litigation settlements	—	—	—	—	—
(Gain) loss on debt extinguishments	—	(426)	—	—	—
Loss on revolver termination	—	—	—	—	3,035
Inventory adjustments	3,684	14,482	4,993	6,353	4,373
Deferred tax asset valuation allowance	(3,464)	—	—	—	—
Foreign exchange (gain) loss on deferred taxes	(929)	5,615	(18,801)	3,711	(3,705)
Adjusted net income (loss)	$(24,418)	$(37,455)	$(18,485)	$(21,537)	$(18,799)

Adjusted net income (loss) per share	$(0.24)	$(0.37)	$(0.18)	$(0.21)	$(0.18)

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2015

	Silver					Gold
In thousands except per ounce amounts	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$41,824	$23,818	$38,235	$1,892	$105,769	$40,973	$146,742
Amortization	7,333	4,691	6,843	1,259	20,126	11,554	31,680
Costs applicable to sales	$34,491	$19,127	$31,392	$633	$85,643	$29,419	$115,062
Silver equivalent ounces sold	2,157,612	1,289,867	2,416,103	117,863	5,981,445
Gold ounces sold						36,873
Costs applicable to sales per ounce	$15.99	$14.83	$12.99	$5.37	$14.32	$798
Inventory adjustments	(1.43)	(0.36)	(0.04)	—	(0.61)	(1)
Adjusted costs applicable to sales per ounce	14.56	14.47	12.95	5.37	13.71	797

Treatment and refining costs							1,490
Sustaining capital							10,909
General and administrative							8,834
Exploration							4,266
Reclamation							2,924
Project/pre-development costs							4,873
All-in sustaining costs							$148,358
Silver equivalent ounces sold							5,981,445
Kensington silver equivalent ounces sold							2,212,380
Consolidated silver equivalent ounces sold							8,193,825
All-in sustaining costs per silver equivalent ounce							$18.11
Inventory adjustments							$(0.45)
Adjusted all-in sustaining costs per silver equivalent ounce							$17.66

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended December 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$64,397	$34,610	$34,611	$2,678	$136,296	$27,383	$163,679
Amortization	16,235	4,993	5,955	1,586	28,769	8,458	37,227
Costs applicable to sales	$48,162	$29,617	$28,656	$1,092	$107,527	$18,925	$126,452
Silver equivalent ounces sold	2,350,080	1,985,952	2,001,976	191,983	6,529,991
Gold ounces sold						22,399
Costs applicable to sales per ounce	$20.49	$14.91	$14.31	$5.69	$16.47	$845
Inventory adjustments	(4.79)	(0.53)	(0.49)	—	(2.04)	(53)
Adjusted costs applicable to sales per ounce	15.70	14.38	13.82	5.69	14.43	792

Treatment and refining costs							994
Sustaining capital							18,492
General and administrative							9,036
Exploration							5,783
Reclamation							1,549
Project/pre-development costs							3,721
All-in sustaining costs							$166,027
Silver equivalent ounces sold							6,529,991
Kensington silver equivalent ounces sold							1,343,940
Consolidated silver equivalent ounces sold							7,873,931
All-in sustaining costs per silver equivalent ounce							$21.09
Inventory adjustments							$(1.84)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.25

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended September 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,481	$25,564	$29,077	$1,998	$119,120	$47,555	$166,675
Amortization	16,493	5,117	5,359	909	27,878	12,887	40,765
Costs applicable to sales	$45,988	$20,447	$23,718	$1,089	$91,242	$34,668	$125,910
Silver equivalent ounces sold	3,021,448	1,438,409	1,602,676	141,291	6,203,824
Gold ounces sold						37,009
Costs applicable to sales per ounce	$15.22	$14.22	$14.80	$7.71	$14.71	$937
Inventory adjustments	(0.79)	(0.55)	(0.02)	—	(0.52)	(48)
Adjusted costs applicable to sales per ounce	14.43	13.67	14.78	7.71	14.19	889

Treatment and refining costs							1,425
Sustaining capital							12,239
General and administrative							8,515
Exploration							6,587
Reclamation							2,041
Project/pre-development costs							2,154
All-in sustaining costs							$158,871
Silver equivalent ounces sold							6,203,824
Kensington silver equivalent ounces sold							2,220,540
Consolidated silver equivalent ounces sold							8,424,364
All-in sustaining costs per silver equivalent ounce							$18.86
Inventory adjustments							$(0.59)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.27

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended June 30, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$67,595	$25,550	$29,406	$1,701	$124,252	$34,784	$159,036
Amortization	18,044	4,855	5,025	859	28,783	11,566	40,349
Costs applicable to sales	$49,551	$20,695	$24,381	$842	$95,469	$23,218	$118,687
Silver equivalent ounces sold	3,528,219	1,494,100	1,544,456	106,126	6,672,901
Gold ounces sold						23,028
Costs applicable to sales per ounce	$14.04	$13.85	$15.79	$7.94	$14.31	$1,008
Inventory adjustments	(0.56)	—	(0.06)	—	(0.31)	(187)
Adjusted costs applicable to sales per ounce	13.48	13.85	15.73	7.94	14.00	821

Treatment and refining costs							963
Sustaining capital							17,617
General and administrative							9,398
Exploration							5,153
Reclamation							1,964
Project/pre-development costs							6,388
All-in sustaining costs							$160,170
Silver equivalent ounces sold							6,672,901
Kensington silver equivalent ounces sold							1,381,680
Consolidated silver equivalent ounces sold							8,054,581
All-in sustaining costs per silver equivalent ounce							$19.89
Inventory adjustments							$(0.79)
Adjusted all-in sustaining costs per silver equivalent ounce							$19.10

Reconciliation of Non-U.S. GAAP All-in Sustaining Costs per Silver Equivalent Ounce
for Three Months Ended March 31, 2014

	Silver					Gold
(Dollars in thousands except per ounce amounts)	Palmarejo	San Bartolomé	Rochester	Endeavor	Total	Kensington	Total
Costs applicable to sales, including amortization (U.S. GAAP)	$62,233	$23,358	$19,159	$2,135	$106,885	$39,240	$146,125
Amortization	18,659	4,457	4,451	953	28,520	10,709	39,229
Costs applicable to sales	$43,574	$18,901	$14,708	$1,182	$78,365	$28,531	$106,896
Silver equivalent ounces sold	3,261,982	1,357,307	1,160,829	146,842	5,926,960
Gold ounces sold						28,386
Costs applicable to sales per ounce	$13.36	$13.93	$12.67	$8.05	$13.22	$1,005
Inventory adjustments	(0.23)	—	(0.04)	—	(0.13)	(126)
Adjusted costs applicable to sales per ounce	13.13	13.93	12.63	8.05	13.09	879

Treatment and refining costs							1,561
Sustaining capital							12,851
General and administrative							13,896
Exploration							4,217
Reclamation							1,914
Project/pre-development costs							4,325
All-in sustaining costs							$145,660
Silver equivalent ounces sold							5,926,960
Kensington silver equivalent ounces sold							1,703,160
Consolidated silver equivalent ounces sold							7,630,120
All-in sustaining costs per silver equivalent ounce							$19.09
Inventory adjustments							$(0.57)
Adjusted all-in sustaining costs per silver equivalent ounce							$18.52